Nu Horizons Electronics
Thomas Weisel Partners Tech Conference
February 10, 2009

Operator:
I'm Matt Sheeran(?) with Thomas Weisel and we have Nu Horizons Electronics Corp. with us this morning. Nu Horizons is a leading distributor of semiconductors and components in North America and in fact worldwide. Representing the company is Arthur Nadata, the Chairman and CEO and Kurt Freudenberg, the Executive Vice President and CFO. So we're just going to do a Q&A format here. Why don't you spend a few minutes, Arthur, talking about what the company does, your key markets and then maybe Kurt can talk about some of the financials and then we can get into a Q&A discussion.

Arthur:
Sure. Well, the company today is viewed as an industrial distributor, which we are. But we are very unique in certain areas that we're very focused and specialized in the semiconductor area. And by that I mean most of the products we sell within the active semiconductor arena is engineering driven, which is called demand creation where we design the products for the customer and our supplier protects us, which gives us higher margin.

Today the company has a number of core competencies and some competitive advantages I think in the market since there's been a very large consolidation as far as electronic distribution. There's very few distributors left today that are franchised for semiconductors and even fewer that have global position to service the global markets today. Being a lot of the business from North America has of course transferred outside of North America to Asia and other parts of the world and if you're not there as a company to service that business and those customers, it's very difficult to continue to support the supplier relationships you have.

So today, Nu Horizons is different in ways such as if you look at our supplier line card, we represent approximately 40 semiconductor suppliers where a lot of our competitors represent many other types of technologies as well as many other semiconductor lines and a lot of them normally have a lot of competitive products. One thing that we try to pride ourselves in is that the Nu Horizons line card is very synergistic. A lot of the suppliers we have have more of a complementary technology, more so than a competitive technology. They will have some little overlap here or there but in general it's called the safe house line card where we can actually bring a number of our suppliers together and help us focus on certain customers and designs of customers and sell in there competitively without each one being a competitor to each other.

And we represent very strong major semiconductor lines. Some of them you would have recognized such as Xilinx and IDT and SMSC and ST, Linear Technology, Micron and many, many more. Now within the technology arena there are certain market segments of technologies that we try to specialize in and some of those we hope are some of the growth markets right now in the downturn we're going through presently in markets like, for example, in the lighting area, in displays and panel business, the military, security areas, some of the telco space where there's still some strong activity going on. And one thing where the downturn, even though it has hit many of us in top line and bottom line, I'm happy to say that our design registration activity is still fairly active. As a matter of fact, year-over-year our design win revenue was up approximately 19 percent Q3 last year to Q3 this year.

Nu Horizons Electronics
Thomas Weisel Partners Tech Conference
February 10, 2009

Now, that's not to say a lot of the top line and fulfillment hasn't felt the pressure of course with the large contract manufacturers reducing a lot of their purchasing. I think that's affected the market overall in general. Some of the other areas that of course during these times that we pay a lot of attention to is our customer base is tier two and three customer base, which is a lot of the emerging and growing customers which has a lot of opportunity yet it also has a lot of risk and that's on the financial side. So we pay very, very close attention to our end customers and their credit and as of today our credit pretty much has continuously been status quo. Nothing has been traumatic in bad debt or anything like that. So we watch that very carefully.

And we've also been very focused on managing our inventories during these times. So our inventory turns are remaining somewhere in the six time area which is we feel healthy in this environment right now. Even though there is inventory out there, we do think we see some shortages down the road because so many of the manufacturers have cooled down a lot of the fabs. And as you know, Matt, it probably takes six months or more to fire up a fab. So at some point out there I think you will see some shortages in certain technologies.

And the other area I think is that we've invested over the last number of years very significantly becoming having a global footprint. We have a very stable business now in Asia and that's continuing to grow in customer base. Top line has just started to flatten based on the economy right now but we have a lot of new customers still coming to Nu Horizons.

One thing that we also pride ourselves in is unlike some of our competitors we have one global system. Our computer system is one throughout the world. No matter where you sit around the world in any of our 50 offices, everyone sees the same real-time information on pricing, on inventory, on service levels, on value-added services. And that's very helpful where any salesperson can sit somewhere, whether it's Shanghai or Copenhagen or Shenzhen and everyone really sees the same real-time information.

Matt:
That's a good overview. So in the November quarter, your revenue was down 11 percent quarter to quarter, about the same year-over-year. You obviously saw things got worse later in the quarter, right? How are things trending so far in the February quarter?

Nu Horizons Electronics
Thomas Weisel Partners Tech Conference
February 10, 2009

Arthur:
Well, they're still trending down to be honest with you. We're doing things to maintain the right cost structure in the company like everyone else is doing, looking at how to manage the cost structure. We have a number of customers that have I would say slowed down. We have not seen any dramatic cancellations or anything like that. We have seen some pushbacks or rescheduled some backlog. But in general it's people have stopped buying in a lot of cases.

The good part is as I said our design registration activity is still going strong. So when the turnaround does start to come, I think we'll have a very good pipeline of design wins that we expect to come into production.

Matt:	How does Europe compare let's say to Asia or North America? Are they all weak, pretty much the same?

Arthur:
Well, Europe is sort of still a startup for us. Even though we did acquire two companies, one in the U.K. and one in Denmark, which are fairly stable, doing okay. Germany is a startup for us. So a startup takes time until you have to penetrate the market. As you know, Germany is about 40 percent of the European market and it takes time, especially in our model. When a lot of our suppliers look to us for design activity, a typical design takes about 6 to 18 months to turn into revenue. So a lot of the beginning, the startup for us in Germany is planning a lot of designs and registrations. Not a lot of fulfillment on our part. And it takes time to get some of the lines to expand with us.

Matt:	What would you say is the weakest region right now in terms of demand?

Arthur:	I would say overall, Germany as a branch but North America is weaker than Asia today.

Matt:	Okay, and why do you think that is? Is it the inventory correction at EMS customers or…?

Arthur:
I just think people have held back on purchasing. I do think that some of it may be inventory and people are just living more hand to mouth and they're trying to keep minimal inventory, minimal days of even finished goods whenever they can to keep cash flow.

Matt:	Have your book to bill levels changed at all in the quarter or just…

Arthur:	We have a current book to bill…

Kurt:	Right now it's one to one.

Matt:	It's one to one?

Nu Horizons Electronics
Thomas Weisel Partners Tech Conference
February 10, 2009

Kurt:	Yes.

Matt:	So the order patterns are a little bit more stable but at a lower level would you say or is it not stable?

Kurt:	No, I think they're stable.

Matt:	Visibility improved for you at all?

Arthur:	The what?

Matt:	The visibility?

Arthur:
No, the visibility; I don't think we're going to see much better visibility -- and this is what we hear from our suppliers and customers -- until probably mid-year after second quarter. People are still very unsure of Q1 and Q2 right now.

Q:	Question on the Chinese New Year. Could you talk a little bit about the impact of that and how the order patterns were going into it and coming out of it in Asia?

Arthur:
Yes. We had seen a slowdown like the week prior and during the period of shutdown. But yet, we expect a lot of that to -- and I can't give you a dollar amount -- to come back in February is what we're told. After the Chinese New Year people start to bring those orders back in.

Matt:
So from an operational standpoint, you've been basically running around breakeven the last few quarters. You have had some incremental expenses due to some litigation and the tax issues awhile back. So talk about kind of the gross margin trend, which has been trending in the 15 percent range give or take and basically operating breakeven you do have some costs. So talk about the cost cutting program and sort of what revenue levels you need to be at to be profitable.

Kurt:
I think with the gross margins, we'll talk about that one first. We expect them to stay around the 15 percent range. I don't see any dramatic change in that coming in the near future. And going forward, for the next two quarters we expect it to be similar to what we're seeing now which is pretty much flat. We're not expecting any great rise in business. Demand is down right now. We have some pretty strong headwinds. We're all trying to figure out where the bottom is. So I would say for the next two quarters we're expecting to continue to be flat to where we are right now.

Matt:	On an operating basis?

Nu Horizons Electronics
Thomas Weisel Partners Tech Conference
February 10, 2009

Kurt:	Yes.

Matt:	Do you think you can still breakeven or are you going to post some losses?

Kurt:	We expect this quarter to be challenging, down and in the first two quarters we're hoping to get near breakeven.

Matt:	And so can you just update us on the cost cutting program?

Kurt:
Yes. We instituted a program as you heard on the earnings call last quarter where we took out about $7 to $8 million in costs which is a combination of actually severing people and a salary reduction program. That was all in the Americas and right now we're looking at Europe as well to see what actions we need to take, if any, to right size the cost structure to the year-end(?) of sales.

Matt:	What about Asia?

Kurt:
Asia right now we're in a holding pattern. We don't for now see anything constant. They've trimmed their costs where necessary but we don't see a dramatic cut like we saw in the Americas, at least for now.

Arthur:
Believe it or not we've had a number of voluntary reductions from some of our people in Asia. Even though it wasn't asked of them, they came back and they said, "We want to voluntarily cut our commission," things like that. And in spite of like Kurt brought up, the salary reduction which hurts everybody and some layoffs, I think overall the morale in the company and then the focus and the people understand it and they're very supportive of the decisions the company's made and they feel that they're fortunate that the company is in a good financial position and well positioned for when we get through this and they're going to have a good job.

Matt:	So from a financial standpoint, are you able to work your inventories down? Do you expect the inventories to be down?

Kurt:	Yes. Right now from a balance sheet perspective, both inventory levels are coming down as well as receivables.

Matt:	So you should be cash flow positive then?

Kurt:	We are. For the nine months I think operating we generated about $17 million and we're seeing that trend continue as we've paid down a significant amount of debt since our last quarter end.

Nu Horizons Electronics
Thomas Weisel Partners Tech Conference
February 10, 2009

Arthur:
And the mix is quite good too, Matt. I know a lot of times people are just concerned about the turns but mix is just as important as turns because you could have a low mix on good or bad and it doesn't balance with good saleable stuff.

Matt:	And your long-term debt was I think $51 million last quarter?

Kurt:	Yes and we’ve actually, as I mentioned, we paid down a lot of that. Right now we're at about $25 million.

Matt:	$25 million?

Kurt:	Yes. So we brought it way down.

Matt:	Okay. Great. If it continues to worsen you should be able to get out of this kind of…

Arthur:	Let's hope not.

Matt:	That's what happened last cycle, right?

Arthur:	Yes.

Kurt:	Yes.

Matt:	At least you came out of the last cycle with a pretty good cash position.

Arthur:	Yes.

Matt:	So am I to assume that you're going to put any additional acquisition plans on hold?

Arthur:
Presently, yes. We want to get -- the visibility is, like I said very blurry right now. We have things to continue to invest in, certain strategic programs where we see growth and it's more important. And then, C-88 which is our newest acquisition in Denmark, to get them up and running and on the system. So right now we want to digest what we have and face the market, the challenges of the market, let's put it that way.

Matt:
We had Avnet here before. Arrow's going to be here tomorrow. They have 70 percent or so market share combined in North America and Europe. And of course they're continuing to consolidate the market. What opportunities are there for smaller players and what's going to go long? How do you see it playing out for niche players if you will in the next two to three years from your standpoint and also from the supplier standpoint?

Nu Horizons Electronics
Thomas Weisel Partners Tech Conference
February 10, 2009

Arthur:
Well, I think there's a wonderful opportunity for someone like Nu Horizons who's a niche player. There was a very big void when Mimic(?) was acquired. They were the premier demand creation mobile distributor. I think if you look at the line card we have, it's a very technological line card which you need to sells(?) for engineering. Even though we have a couple of commodity suppliers, ON and ST, we still focus very heavily on the higher tech, higher ASP, proprietary demand creation items. And I think that there's going to be a need for a specialist distributor going forward. Arrow and Avnet serve their purpose. They do a great job as global, very large guys. But you still need -- customers want a choice and suppliers also want a choice and suppliers look for someone that's doing the best to get their products designed in because if you're not on the print you're not going to be bought and the model of having a selective line card of not taking on every supplier, we get offered lines all the time. I mean we turn down more lines than we take on because we have commitments to our suppliers.

For example, Linear Tech is our analog line and we do not have conversations with other big analog lines that compete with Linear Tech. They're our partner and we go to battle together and there's a lot of relationship. They appreciate that. So I think there'll be a very strong position for Nu Horizons as a global player. If we weren't global I'd say we have a problem as what our future would hold. But one thing we do very well and not to over talk but part of our business is tracking our business. We do a design in North America and that design is done here in an OEM and somewhere a year down the road or a year and a half it ends up somewhere else in the world, in Asia or anywhere at a contract manufacturer, we have an excellent tool to track that. It's all custom. It's called our design tracker and our suppliers like it because we can track the business. We don't lose it. We make sure we maintain the GP, the margin so everyone gets it at the highest price. And so we do a lot of value add and the suppliers appreciate that.

Matt:	You also have a lot of fulfillment business, particularly as you're ramping new suppliers and that business, I would guess that's a weak part of your business right now because of the demand…

Arthur:
It's probably like a third of our business. I mean those margins you have no control over. It's whatever the market will bear. It's what the supplier -- because normally the supplier negotiates that price with the OEM and the contract manufacturer gives us the opportunity…

Matt:	But are there -- I mean if you're looking at from an ROIC perspective where you say we're going to walk away from that business because it doesn't meet margin goals or returns goals?

Nu Horizons Electronics
Thomas Weisel Partners Tech Conference
February 10, 2009

Arthur:
More so than ever because a lot of the large contract manufacturers are putting not only margin pressure but discount pressure, VPAs, volume purchase agreements, who's going to pay all the freight. You've got to stock the product to pay carry costs. So like you say, it gets to a point where even though the margin is slim, the margin is even worse than you ever expect. So yes, we are beginning, not only beginning, we are turning down business that we might have taken a couple years ago because it just doesn't make sense for us.

Matt:	Talk about your NIC components. You've got a small division that does passive components. Talk about NIC.

Arthur:
Well, NIC has been quite stable on the margin line. I mean their GP margin has been very stable through the last 15 years, regardless of the downturn. They have very strong high quality product, very broad range of passive components. Their range covers a lot of -- if you're looking to take on a line, they have more products than any one passive line together. They cover a lot of packages and products. And they sell more commodity but they're very competitive. They go to market through distribution and direct, probably about 40 percent of their business through distribution and the rest is direct to CMs or OEMs. And they have a great reputation, NIC.

Matt:	And how is that business? Same like yours also?

Arthur:	They felt a little bit on the top line. Not as much of a decrease, more of a stabilization than a growth. But their margins have held.

Q:	Question on that business. It competes a lot with the Japanese players.

Arthur:	Well, it is Japanese, yes.

Q:	So the yen has been very strong recently. Is that going to be a competitive advantage for you in terms of being able to price in dollars?

Arthur:
Yes and no. Some of these suppliers we buy do a hedge and so we're able to take advantage of some of that where they have good pricing and yes, it has been to our advantage in some cases and it has helped us maintain margins.

Q:	And you also are in the computing business. _____ and then you sort of backed off a little bit and then you recently engaged with IBM.

Arthur:	Withdrew that for a while.

Q:	That's right. So talk about your long-term plans on the computing phase.

Nu Horizons Electronics
Thomas Weisel Partners Tech Conference
February 10, 2009

Arthur:
Well, first of all, our margins are up in that business and it is adding more to the bottom line now than it had and that' s primarily Sun. Even though we have IBM which we're fairly new. It's just about a year. We have a lot of design activity going on. We haven't seen really any revenue but we do see it's coming. The potential is there and we feel we're very close to starting to see the rewards of those investments. And our Sun business continues to I would say top line we felt a little bit because of cap ex pushing back but bottom line we've been more profitable because our margins are up considerably because of certain programs that we've been able to engage with Sun based on demand creation, our designing and finding OEMs and they've given us enhanced margin programs.

Q:	Is that mostly embedded computing solutions?

Arthur:	Yes.

Q:	When do you expect to see revenue from IBM?

Arthur:	I ask that of our people all the time. I would say it's close.

Q:	Is IBM financially supporting you at all?

Arthur:
They've been very good, IBM. I think IBM since this is a fairly new program -- and we're actually a new distributor. IBM has really put a tier one distributor on many, many years. I'm not going to tell you how many but a very long time where we buy direct from IBM. So they also have to get used to the model and the demands in the OEM space which is different than some of the demands that large enterprise people put on them. So they are trying but it takes time for a company of their size to make changes.

Matt:	Sure. A couple things just about your capital structure. One, with the stock price down so much I'm sure you have to do a goodwill impairment test.

Kurt:	Yes, we're in the process of doing that right now. We expect to have the results probably in the next few weeks.

Matt:	But you don't have a ton of goodwill on the balance sheet, right?

Kurt:	No, it's in the low teens.

Matt:	And then so your tangible book value is $7.70. Your stock price is at…

Arthur:	$1.50 is it?

Nu Horizons Electronics
Thomas Weisel Partners Tech Conference
February 10, 2009

Matt:
Yes, something like that. So obviously the market is not giving a lot of value. You are still an $800 million run rate distributor. Have you thought and has the board thought about that fact and either going private, buying back stock, consolidating with another player?

Arthur:
I would say yes, yes, and yes. We consider all different aspects of the company with the low stock price. We think the most important thing for us right now is to stay cash healthy and put the money back in and make sure we get through these unpredictable times and see what happens going down the road. But those things are always looked at and evaluated with the board on an ongoing basis.

Matt:	And have you talked to any of the bigger players about a potential acquisition?

Arthur:	No, we have nothing going on. Let's put it that way.

Q:	[inaudible]

Arthur:
I think in the past we've traded certainly above book value. It was really a P&E difference, a P difference where we've seen from OEMs and even contract manufacturers. Only the last, this really, really severe downturn has I think stock prices dropped so far below book value. We don't have a lot of liquidity trading so it doesn't take a lot to move the stock.

Q:	_____. What is the nature of the book value as far as what are the assets _____.

Kurt:	Most of the book value is made up of inventory on the asset side and receivables, principally.

Q:	[inaudible]

Kurt:
It's the same exact cycle if you will. So as your business is ramping up you're funding the receivables from the sale. So as sales are pitching up you hit upon those receivables. The inverse happens as sales are stabilizing or even as demand comes down a little bit. You have all the cash coming in from those receivables which then you can use, which we're using to pay down debt.

Arthur:	At the same time as you reduce inventories it generates cash which pays down debt.

Q:	Thank you.

Answer:	You’re welcome.

Nu Horizons Electronics
Thomas Weisel Partners Tech Conference
February 10, 2009

Q:
Given how thin the margins are in this business and distribution in general, maybe not pairing up with one of the big two distributors but pairing up with another mid-sized distributor to cover your SG&A costs…

Arthur:	Do you mean operating margin?

Q:	Yes and operating margin. I mean you get a lot of synergies out of $800 million and a $500 million distributor that would improve your margins from zero to two percent very quickly.

Arthur:	Correct.

Q:	Just from that scale. I mean is the scale required? I know you want to be small, you don't want to be a mega distributor but there is some element of scale, right?

Arthur:
Sure. Well, I'll answer and Kurt can answer as well. If you looked at Nu Horizons over the last three to five years, we've had a number of windows of opportunity to invest in. Of course with the consolidation we ended up hiring a lot of people. We expanded globally because we saw manufacturing going overseas. We've taken on a lot of new suppliers. We've bought a couple of companies. So we've invested a lot of money in the company internally that if in fact we didn't would have gone to operating and bottom line but we knew we had to do this to become a more secure company going forward. Unfortunately with the market downturn we haven't been able to see a lot of these investments give us the ROI that we thought we'd have at this point.

But I think going forward it's very important for us to continue on our course of specialization, demand creation, designing in products that give us a higher margin, higher ASP, where we're more important to our suppliers and that's how we're going to gain share. Nu Horizons, our growth don't forget has been very organic over the years unlike our competitors and that's been through gaining share. We really today have almost zero share, market share in Europe and Asia because the markets are so large. Even in North America our share is probably six or eight percent. So we have a lot of growth in gaining share as well as the emerging customers that we've taken on.

Kurt:
I would just add to that your point about synergies and using our infrastructure and pulling somebody else in as an acquisition makes a lot of sense. You know that our past deals have been to expand the global footprint so now we have the infrastructure. But given the current economic times right now we're just making sure the business is stable but it is something that we will look at going forward.

Arthur:	Good point.

Nu Horizons Electronics
Thomas Weisel Partners Tech Conference
February 10, 2009

Q:	[inaudible]

Arthur:	Just by coincidence.

Q:	Really?

Arthur:	Actually Avnet and Trevor(?) and a lot of the older bigger distributors all used to be in the New York metropolitan area if you go back years ago.

Q:	Did management come from -- did they all kind of come out of _____? Did they all get moved _____?

Arthur:
Well, manufacturing started in Silicon Valley but distribution started in downtown Barrett(?) Street and the Bowery in New York many, many years ago. You're talking 50-60 years ago when it started from there. There are a lot of distributors and it started with tubes and then built from tubes into transistors, diodes into ICs and then high tech and it spread out. But it's just typically distribution did start in New York.

Matt:	Thank you, Arthur. Thank you, Kurt.

Arthur:	Thank you very much, Matt.

Kurt:	Thank you.

Arthur:	Appreciate it.

Matt:	That was great. Thanks.

END